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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20546

                                  FORM 8-K

                          Current Report Pursuant to
                          Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         February 19, 1998


                   Home Health Corporation of America, Inc.
            (Exact name of registrant as specified in its charter)


                                Pennsylvania
                (State or other jurisdiction of incorporation)


         0-26938                            23-2224800
   (Commission file number)			   (I.R.S. Employer Identification No.)


2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania  19406
           (Address of principal executive offices)                (Zip Code)


                               (610) 272-1717
                  (Registrant's telephone number, including area code)
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Item 5.  Other Events

On February 19, 1998, a shareholder commenced litigation against the Company and certain named officers of the Company. In the lawsuit, entitled Koenig v. Feldman, et al. which was filed in the United States District Court for the Eastern District of Pennsylvania, the plaintiff alleges that the defendants, in violation of federal securities laws, engaged in a scheme to artificially inflate and maintain the market price of the Company's Common Stock by, among other things, making false and misleading statements or failing to disclose material facts in documents filed with the Securities and Exchange Commission or in press releases issued by the Company, particularly with respect to the Company's efforts to obtain timely payment for the Company's products and services and the Company's termination of business with certain managed care companies. The plaintiff, who filed the lawsuit on behalf of himself and all others similarly situated, seeks certification of the lawsuit as a class action on behalf of all persons who purchased the Company's Common Stock between September 3, 1997 and February 16, 1998. The Company believes that the lawsuit is without merit and intends to engage in a vigorous defense. There can, however, be no assurance that the Company will prevail in such defense or that any order, judgment, settlement or decree arising out of the lawsuit will not have a material adverse effect on the Company's financial condition or results of operations.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Health Corporation of America, Inc.
(Registrant)

By:	/s/ Bruce J. Feldman
Bruce J. Feldman, President and
Chief Executive Officer
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